Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Martin A. Dietrich, CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES 2013 FIRST QUARTER EARNINGS

NORWICH, NY (April 22, 2013) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported today core net income for the three months ended March 31, 2013 was $14.3 million, up 8.5% from $13.2 million for the same period in 2012.  Core diluted earnings per share for the three months ended March 31, 2013 was $0.39, equivalent to the same period last year.  Core annualized return on average assets and return on average equity were 0.90% and 9.01%, respectively, for the three months ended March 31, 2013, compared with 0.94% and 9.76%, respectively, for the three months ended March 31, 2012.

Reported results from the first quarter of 2013 include the impact of the acquisition of Alliance Financial Corporation (“Alliance”) since March 8, 2013, including approximately $10.7 million in merger related expenses.  Reported net income for the three months ended March 31, 2013 was $7.6 million, down from $13.7 million for the same period in 2012.  Reported earnings per diluted share for the three months ended March 31, 2013 was $0.21 for the three months ended March 31, 2013 as compared to $0.41 for the three months ended March 31, 2012.  Annualized return on average assets and return on average equity were 0.48% and 4.83%, respectively, for the three months ended March 31, 2013, as compared to 0.97% and 10.12%, respectively, for the three months ended March 31, 2012.

Selected highlights for the first quarter of 2013 include:

o	Completed the previously announced acquisition of Alliance on March 8, 2013, a $1.4 billion financial holding company headquartered in Syracuse, N.Y.

o	Net interest income was up 5.6% as compared to the first quarter of 2012:

▪	Despite the 22 basis point decline in net interest margin for the first quarter of 2013 from the first quarter of 2012, margin compression was offset primarily by strong loan growth in 2012.

o	Noninterest income was up 9.4% as compared to the first quarter of 2012:

▪	Insurance and financial services revenue was up 12.0% over last year.

▪	Trust revenue was up 36.8% over last year.

 “Our successful merger and simultaneous systems conversion with Alliance were the result of a great collaborative effort by employees of both banks,” said NBT President and CEO Martin Dietrich. “Team members came together and leveraged their collective expertise to plot a smooth transition for our customers. We’re pleased to have the opportunity to deliver on Alliance’s commitment to community banking in central New York through the addition of our new Alliance team members and branches in the same way that we deliver on this commitment across our five-state footprint. We’re also proud to have completed another solid quarter with strong growth in noninterest income. Our commitment to customer service and banking fundamentals are the keys to our ongoing success in our efforts to continue to build long-term value for our shareholders.”

Loan Quality and Provision for Loan Losses

The Company recorded a provision for loan losses of $5.7 million for the three months ended March 31, 2013, compared with $4.5 million for the three months ended March 31, 2012.  Net charge-offs were $6.3 million for the three months ended March 31, 2013, up from $4.5 million for the same period in 2012, due primarily to the charge-off of one large commercial loan that was previously reserved for.  Net charge-offs to average loans for the three months ended March 31, 2013 was 0.56%, compared to 0.47% for the three months ended March 31, 2012.

Nonperforming loans to total loans improved to 0.83% at March 31, 2013 as compared with 0.98% at December 31, 2012.  Past due loans as a percentage of total loans was 0.81% at March 31, 2013, up from 0.71% at December 31, 2012.

The allowance for loan losses totaled $68.7 million at March 31, 2013, compared to $69.3 million at December 31, 2012.  The allowance for loan losses as a percentage of loans was 1.32% (1.69% excluding acquired loans with no related allowance recorded) at March 31, 2013, compared to 1.62% (1.72% excluding acquired loans with no related allowance recorded) at December 31, 2012.

Net Interest Income

Net interest income was $52.1 million for the three months ended March 31, 2013, compared with $49.4 million for the three months ended March 31, 2012.  The Company’s FTE net interest margin was 3.68% for the three months ended March 31, 2013, down from 3.90% for the three months ended March 31, 2012.  Average earning assets for the three months ended March 31, 2013 totaled $5.8 billion, up $648.8 million or 12.5%, from $5.2 billion for the three months ended March 31, 2012.  This growth in earning assets was due to strong organic loan growth in 2012 as well as the acquisition of Alliance in March 2013.  The increase in average earning assets for the three months ended March 31, 2013 as compared to the same period of 2012 offset the decline in rates, resulting in the increase in net interest income over the same period last year.

While the rate paid on interest bearing liabilities decreased 17 basis points, the yield on interest earning assets declined 36 basis points, resulting in margin compression for the three months ended March 31, 2013, compared to the same period for 2012.  The yield on securities available for sale was 2.09% for the three months ended March 31, 2013, as compared with 2.61% for the three months ended March 31, 2012. This decrease was due primarily to the reinvestment of cash flows from maturing securities into lower yielding securities in the current rate environment. The average balance of securities available for sale for the three months ended March 31, 2013 was $1.2 billion, down slightly from the three months ended March 31, 2012.  The yield on loans was 4.87% for the three months ended March 31, 2013, compared with 5.33% for the three months ended March 31, 2012. The average balance of loans for the three months ended March 31, 2013 was $4.5 billion, up approximately $682.6 million, or 17.9%, from the three months ended March 31, 2012.  This increase was due primarily to the aforementioned organic loan growth in 2012, as well as the acquisition of Alliance in March 2013.  The reduction in yields on earning assets was partially offset by a reduction in rates paid on interest bearing liabilities.  The rate on time deposits was 1.26% for the three months ended March 31, 2013, compared with 1.63% for the three months ended March 31, 2012.  The rate on money market deposit accounts was 0.14% for the three months ended March 31, 2013, compared with 0.23% for the three months ended March 31, 2012.

Noninterest Income

Noninterest income for the three months ended March 31, 2013 was $25.2 million, up 9.4% or $2.1 million, compared with $23.1 million for the same period in 2012.  Insurance and other financial services revenue increased approximately $0.7 million for the three months ended March 31, 2013, compared to the three months ended March 31, 2012, due primarily to an increase in insurance contingent revenue in 2013.  Trust revenue increased approximately $0.8 million for the first quarter of 2013 as compared to the same period in 2012.  This increase was due primarily to trust business obtained from the Alliance acquisition.  Securities gains totaled approximately $1.1 million for the three months ended March 31, 2013 as compared to $0.5 million for the same period in 2012.  Retirement plan administration fees increased approximately $0.3 million for the three months ended March 31, 2013, compared to the three months ended March 31, 2012, due primarily to the addition of two large clients during the third quarter of 2012.

Noninterest Expense and Income Tax Expense

Noninterest expense for the three months ended March 31, 2013 was $60.7 million, up $12.2 million or 25.2%, for the same period in 2012.  Excluding merger expenses totaling $10.7 million during the first quarter of 2013 and $0.5 million during the first quarter of 2012, noninterest expense was up $2.1 million, or 4.3%, for the first quarter of 2013 as compared to the first quarter of 2012.  Occupancy expenses for the three months ended March 31, 2013 increased $0.5 million, or 10.8%, over the same period in 2012 primarily due to 2012 acquisitions.  In addition, other operating expenses increased $0.5 million for the three months ended March 31, 2013 as compared to the same period in 2012.  Income tax expense for the three month period ended March 31, 2013 was $3.4 million, down from $5.9 million for the same period in 2012.  The effective tax rate was 30.5% for the three months ended March 31, 2013, compared to 30.0% for the same period in 2012.

Balance Sheet

Total assets were $7.6 billion at March 31, 2013, up $1.6 billion (approximately $1.4 billion from Alliance acquisition) or 26.0% from December 31, 2012.  Loans were $5.2 billion at March 31, 2013, up $917.4 million from December 31, 2012, with the growth almost exclusively from the Alliance acquisition.  Total deposits were $6.0 billion at March 31, 2013, up $1.2 billion from December 31, 2012 of which approximately $1.1 billion was due to the Alliance acquisition.  Stockholders’ equity was $803.3 million, representing a total equity-to-total assets ratio of 10.55% at March 31, 2013, compared with $582.3 million or a total equity-to-total assets ratio of 9.64% at December 31, 2012.

Stock Repurchase Program

      The Company did not purchase any shares of its common stock during the three months ended March 31, 2013.  As of March 31, 2013, there were 748,013 shares available for repurchase under a previously disclosed repurchase plan, which expires on December 31, 2013.

Dividend

The Company anticipates that the NBT Board of Directors will declare a regular 2013 second-quarter cash dividend at their next scheduled meeting, which will be held on May 7, 2013.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, N.Y., with total assets of $7.6 billion at March 31, 2013. The company primarily operates through NBT Bank, N.A., a full-service community bank with three geographic divisions, and through two financial services companies. NBT Bank, N.A. has 161 locations, including 121 NBT Bank offices in upstate New York, northwestern Vermont and western Massachusetts, 35 Pennstar Bank offices in northeastern Pennsylvania, and 5 Hampshire First Bank offices in southern New Hampshire. EPIC Advisors, Inc., based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm. Mang Insurance Agency, LLC, based in Norwich, N.Y., is a full-service insurance agency. More information about NBT and its divisions can be found on the Internet at: www.nbtbancorp.com, www.nbtbank.com, www.pennstarbank.com, www.hampshirefirst.com, www.epic1st.com and www.manginsurance.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; (7) adverse changes may occur in the securities markets or with respect to inflation; (8) operating costs, customer losses and business disruption following the recently completed acquisition of alliance, including adverse effects of relationships with employees, may be greater than expected; and (9) the risk that the anticipated benefits, costs savings and any other savings from the merger may not be fully realized or may take longer than expected to realize.  Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not update forward-looking statements to reflect subsequent circumstances or events.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures adjust GAAP measures to exclude the effects of sales of securities and certain non-recurring and merger-related expenses.  Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables.  Management believes that these non-GAAP measures provided useful information that is important to an understanding of the operating results of NBT’s core business (due to the non-recurring nature of the excluded items).  Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands, except per share data)

Reconciliation of Non-GAAP Financial Measures:
Three Months Ended March 31,	2013	2012
Reported net income (GAAP)	$7,649	$13,650
Adj: Gain on sale of securities, net	(1,145)	(455)
Adj: Prepayment penalty fee	-	(750)
Plus: Merger related expenses	10,681	511
Total Adjustments	9,536	(694)
Income tax effect on adjustments	2,908	(208)
Core net income	$14,277	$13,164

Selected Financial Ratios:
			Net	Percent
Three Months Ended March 31,	2013	2012	Change	Change
Core Diluted Earnings Per Share	$0.39	$0.39	-	-%
Diluted Earnings Per Share	$0.21	$0.41	$(0.20)	-49%
Weighted Average Diluted Common Shares Outstanding	36,794,356	33,441,652	3,352,704	10%
Core Return on Average Assets (1)	0.90%	0.94%	-4 bps	-4%
Return on Average Assets (1)	0.48%	0.97%	-49 bps	-51%
Core Return on Average Equity (1)	9.01%	9.76%	-75 bps	-8%
Return on Average Equity (1)	4.83%	10.12%	-529 bps	-52%
Core Return on Average Tangible Common Equity (1)(3)	13.58%	14.01%	-43 bps	-3%
Return on Average Tangible Common Equity (1)(3)	7.49%	14.51%	-702 bps	-48%
Net Interest Margin (2)	3.68%	3.90%	-22 bps	-6%

Asset Quality	March 31,	December 31,
	2013	2012
Nonaccrual Loans	$41,726	$39,676
90 Days Past Due and Still Accruing	$1,651	$2,448
Total Nonperforming Loans	$43,377	$42,124
Other Real Estate Owned	$2,864	$2,276
Total Nonperforming Assets	$46,241	$44,400
Allowance for Loan Losses	$68,734	$69,334
Allowance for Loan Losses to Total Originated Loans (4)	1.69%	1.72%
Allowance for Loan Losses to Total Loans	1.32%	1.62%
Total Nonperforming Loans to Total Loans	0.83%	0.98%
Total Nonperforming Assets to Total Assets	0.61%	0.73%
Past Due Loans to Total Loans	0.81%	0.71%
Allowance for Loan Losses to Total Nonperforming Loans	158.46%	164.60%
Net Charge-Offs to Average Loans	0.56%	0.55%

Capital
Equity to Assets	10.55%	9.64%
Book Value Per Share	$18.36	$17.24
Tangible Book Value Per Share (5)	$11.67	$12.23
Tier 1 Capital Ratio	11.33%	11.00%
Total Risk-Based Capital Ratio	12.58%	12.25%

Quarterly Common Stock Price	2013		2012
Quarter End	High	Low	High	Low
March 31	$22.37	$20.15	$24.10	$20.75
June 30			$22.50	$19.19
September 30			$22.89	$19.91
December 31			$22.45	$18.92

(1)  Annualized
(2)  Calculated on a FTE basis
(3)  Excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	2013	2012
Average stockholders' equity	$642,693	$542,628
Less: average goodwill and other intangibles	200,779	150,478
Average tangible common equity	$441,914	$392,150

(4)  Excludes acquired loans with no related allowance recorded
(5)  Stockholders' equity less goodwill and intangible assets divided by common shares outstanding

NBT Bancorp Inc. and Subsidiaries	March 31,	December 31,
Consolidated Balance Sheets (unaudited)	2013	2012
(in thousands)

ASSETS
Cash and due from banks	$133,632	$157,094
Short term interest bearing accounts	165,514	6,574
Securities available for sale, at fair value	1,465,791	1,147,999
Securities held to maturity (fair value of $63,360 and $61,535 at March 31, 2013 and December 31, 2012, respectively)	62,474	60,563
Trading securities	4,762	3,918
Federal Reserve and Federal Home Loan Bank stock	35,918	29,920
Loans	5,195,033	4,277,616
Less allowance for loan losses	68,734	69,334
Net loans	5,126,299	4,208,282
Premises and equipment, net	88,582	77,875
Goodwill	263,645	152,373
Intangible assets, net	29,273	16,962
Bank owned life insurance	112,123	80,702
Other assets	122,818	99,997
TOTAL ASSETS	$7,610,831	$6,042,259

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand (noninterest bearing)	$1,503,849	$1,242,712
Savings, NOW, and money market	3,345,634	2,558,376
Time	1,166,480	983,261
Total deposits	6,015,963	4,784,349
Short-term borrowings	185,871	162,941
Long-term debt	428,661	367,492
Trust preferred debentures	101,196	75,422
Other liabilities	75,845	69,782
Total liabilities	6,807,536	5,459,986

Total stockholders' equity	803,295	582,273

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,610,831	$6,042,259

	Three Months Ended
NBT Bancorp Inc. and Subsidiaries	March 31,
Consolidated Statements of Income (unaudited)	2013	2012
(in thousands, except per share data)
Interest, fee and dividend income:
Loans	$53,695	$50,208
Securities available for sale	5,746	7,366
Securities held to maturity	525	640
Other	403	392
Total interest, fee and dividend income	60,369	58,606
Interest expense:
Deposits	4,150	5,143
Short-term borrowings	42	41
Long-term debt	3,609	3,581
Trust preferred debentures	428	449
Total interest expense	8,229	9,214
Net interest income	52,140	49,392
Provision for loan losses	5,658	4,471
Net interest income after provision for loan losses	46,482	44,921
Noninterest income:
Insurance and other financial services revenue	6,893	6,154
Service charges on deposit accounts	4,323	4,341
ATM and debit card fees	3,242	2,962
Retirement plan administration fees	2,682	2,333
Trust	2,913	2,129
Bank owned life insurance income	849	971
Net securities gains	1,145	455
Other	3,182	3,711
Total noninterest income	25,229	23,056
Noninterest expense:
Salaries and employee benefits	27,047	26,725
Occupancy	4,977	4,491
Data processing and communications	3,455	3,258
Professional fees and outside services	2,901	2,725
Equipment	2,582	2,380
Office supplies and postage	1,590	1,671
FDIC expenses	1,130	931
Advertising	723	802
Amortization of intangible assets	851	819
Loan collection and other real estate owned	718	638
Merger related	10,681	511
Other operating	4,050	3,523
Total noninterest expense	60,705	48,474
Income before income taxes	11,006	19,503
Income taxes	3,357	5,853
Net income	$7,649	$13,650
Earnings Per Share:
Basic	$0.21	$0.41
Diluted	$0.21	$0.41

NBT Bancorp Inc. and Subsidiaries	1Q	4Q	3Q	2Q	1Q
Quarterly Consolidated Statements of Income (unaudited)	2013	2012	2012	2012	2012
(in thousands, except per share data)
Interest, fee and dividend income:
Loans	$53,695	$53,924	$53,817	$50,509	$50,208
Securities available for sale	5,746	5,981	6,550	7,108	7,366
Securities held to maturity	525	549	572	617	640
Other	403	403	348	413	392
Total interest, fee and dividend income	60,369	60,857	61,287	58,647	58,606
Interest expense:
Deposits	4,150	4,327	4,544	4,834	5,143
Short-term borrowings	42	39	60	48	41
Long-term debt	3,609	3,627	3,640	3,580	3,581
Trust preferred debentures	428	411	436	434	449
Total interest expense	8,229	8,404	8,680	8,896	9,214
Net interest income	52,140	52,453	52,607	49,751	49,392
Provision for loan losses	5,658	6,940	4,755	4,103	4,471
Net interest income after provision for loan losses	46,482	45,513	47,852	45,648	44,921
Noninterest income:
Insurance and other financial services revenue	6,893	5,363	5,591	5,279	6,154
Service charges on deposit accounts	4,323	4,687	4,626	4,571	4,341
ATM and debit card fees	3,242	2,955	3,378	3,063	2,962
Retirement plan administration fees	2,682	2,635	2,718	2,411	2,333
Trust	2,913	2,489	2,242	2,312	2,129
Bank owned life insurance income	849	849	639	618	971
Net securities gains	1,145	21	26	97	455
Other	3,182	2,963	2,407	2,331	3,711
Total noninterest income	25,229	21,962	21,627	20,682	23,056
Noninterest expense:
Salaries and employee benefits	27,047	26,457	26,641	24,992	26,725
Occupancy	4,977	4,265	4,437	4,222	4,491
Data processing and communications	3,455	3,396	3,352	3,431	3,258
Professional fees and outside services	2,901	2,615	2,735	2,388	2,725
Equipment	2,582	2,403	2,435	2,409	2,380
Office supplies and postage	1,590	1,647	1,597	1,574	1,671
FDIC expenses	1,130	1,020	939	942	931
Advertising	723	581	701	805	802
Amortization of intangible assets	851	864	870	841	819
Loan collection and other real estate owned	718	509	614	799	638
Merger	10,681	713	558	826	511
Other operating	4,050	4,122	4,552	4,161	3,523
Total noninterest expense	60,705	48,592	49,431	47,390	48,474
Income before income taxes	11,006	18,883	20,048	18,940	19,503
Income taxes	3,357	5,767	5,513	5,683	5,853
Net income	$7,649	$13,116	$14,535	$13,257	$13,650
Earnings per share:
Basic	$0.21	$0.39	$0.43	$0.40	$0.41
Diluted	$0.21	$0.39	$0.43	$0.40	$0.41

Three Months ended March 31,
		2013			2012
	Average		Yield/	Average		Yield/
(dollars in thousands)	Balance	Interest	Rates	Balance	Interest	Rates
ASSETS
Short-term interest bearing accounts	$75,110	$39	0.21%	$80,127	$35	0.18%
Securities available for sale (1)(2)	1,197,238	6,179	2.09%	1,212,766	7,855	2.61%
Securities held to maturity (1)	52,905	790	6.06%	70,542	965	5.50%
Investment in FRB and FHLB Banks	31,312	367	4.75%	27,020	357	5.31%
Loans and leases (3)	4,492,106	53,904	4.87%	3,809,461	50,445	5.33%
Total interest earning assets	$5,848,671	$61,279	4.25%	$5,199,916	$59,657	4.61%
Other assets	554,355			459,542
Total assets	$6,403,026			$5,659,458

LIABILITIES AND STOCKHOLDERS' EQUITY
Money market deposit accounts	$1,190,555	$410	0.14%	$1,089,347	$612	0.23%
NOW deposit accounts	799,219	447	0.23%	694,937	530	0.31%
Savings deposits	770,559	145	0.08%	641,969	114	0.07%
Time deposits	1,015,711	3,148	1.26%	956,350	3,887	1.63%
Total interest bearing deposits	$3,776,044	$4,150	0.45%	$3,382,603	$5,143	0.61%
Short-term borrowings	168,783	42	0.10%	162,806	41	0.10%
Trust preferred debentures	82,295	428	2.11%	75,422	449	2.40%
Long-term debt	382,177	3,609	3.83%	370,395	3,581	3.89%
Total interest bearing liabilities	$4,409,299	$8,229	0.76%	$3,991,226	$9,214	0.93%
Demand deposits	1,283,737			1,062,557
Other liabilities	67,297			63,047
Stockholders' equity	642,693			542,628
Total liabilities and stockholders' equity	$6,403,026			$5,659,458
Net interest income (FTE)		53,050			50,443
Interest rate spread			3.49%			3.68%
Net interest margin			3.68%			3.90%
Taxable equivalent adjustment		910			1,051
Net interest income		$52,140			$49,392

(1) Securities are shown at average amortized cost
(2) Excluding unrealized gains or losses
(3) For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

NBT Bancorp Inc. and Subsidiaries
Loans (Unaudited)

	Consolidated Loan Balances		2013
	March 31,	December 31,	Acquired
(In thousands)	2013	2012	Balances *
Residential real estate mortgages	$996,925	$651,107	$333,105
Commercial	829,766	694,799	179,672
Commercial real estate mortgages	1,233,763	1,072,807	117,752
Real estate construction and development	136,402	123,078	-
Agricultural and agricultural real estate mortgages	107,023	112,687	-
Consumer	1,253,645	1,047,856	200,470
Home equity	637,509	575,282	73,474
Total loans	$5,195,033	$4,277,616	$904,473

*  Balances are as of Alliance acquisition date of March 8, 2013